As filed with the Securities and Exchange Commission on August 27, 2009
Registration Number 333-160648

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
To FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

73 High Street
Buffalo, New York 14203
(716) 849-6810
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices )

Dr. Michael Fonstein
Chief Executive Officer & President
Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
(716) 849-6810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ram Padmanabhan, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
(312) 902-5200 / (312) 902-1061 (Telecopy)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting	Smaller reporting company ☒
company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 27, 2009

4,070,238 Shares

CLEVELAND BIOLABS, INC.
Common Stock, $0.005 Par Value

This prospectus relates to up to 4,070,238 shares of our common stock that may be offered for sale from time to time by the selling stockholders named in this prospectus. This number represents shares of common stock issuable upon the conversion or exercise of Series D Convertible Preferred Stock, par value $0.005 per share (the “Series D Preferred”) and Common Stock Purchase Warrants (the “Series D Warrants”), which were issued in our private placement that closed on each of February 13, 2009, March 20, 2009, and March 27, 2009. Of these 4,070,238 shares of common stock:

•	3,855,951 shares are issuable upon conversion of the Series D Preferred (which number of shares is calculated based on the current conversion price of the Series D Preferred of $1.33); and

•	214,287 shares are issuable upon exercise of Series D Warrants.

All of these shares of common stock may be sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of our common stock being offered in this prospectus. We are registering the offer and sale of the shares of common stock to satisfy registration rights that we have granted. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through ordinary brokerage transactions directly to market makers of our shares or through any other means described in “Plan of Distribution” beginning on page 14. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CBLI.” The last reported sales price of our common stock on the Nasdaq Capital Market on August 24, 2009 was $4.35 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 6 and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to buy shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2009.

TABLE OF CONTENTS

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or that can be accessed through, our website is not a part of this prospectus. The selling stockholders will only sell shares of our common stock and seek offers to buy shares of our common stock in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. We urge you to read carefully this entire prospectus, the documents incorporated by reference in this prospectus and all applicable prospectus supplements relating to our common stock before making an investment decision. In this prospectus, unless the context otherwise requires, the terms “CBLI”, “company”, “we”, “us”, and “our” refer to Cleveland BioLabs, Inc., a Delaware corporation, and, unless the context otherwise requires, “common stock” refers to the common stock, par value $0.005 per share, of Cleveland BioLabs, Inc.

Our Company

Our company is engaged in drug discovery. Our goal is to identify and develop new types of drugs for protection of normal tissues from exposure to radiation and other stresses, such as toxic chemicals and for cancer treatment. Our initial target, and most promising opportunity, is to develop a drug to protect humans from the effects of exposure to radiation, whether as a result of military or terrorist acts or as a result of a nuclear accident. Recent acts of terrorism and the proliferation of nuclear weapons programs in rogue states have created a more immediate demand for further research and development, or R&D, in this area. Other potential applications of our drug candidates include reducing the side effects of cancer treatment, destroying tumor cells and generating adult stem cells.

Our development efforts are based on discoveries made in connection with the investigation of the cell-level process known as apoptosis. Apoptosis is a highly specific and tightly regulated form of cell death that can occur in response to external events such as exposure to radiation or toxic chemicals or to internal stresses. Apoptosis is a major determinant of tissue damage caused by a variety of medical conditions including cerebral stroke, heart attack or acute renal failure. Conversely, however, apoptosis also is an important protective mechanism that allows the body to shed itself of defective cells, which otherwise can cause cancerous growth.

Research has demonstrated that apoptosis is sometimes suppressed naturally. For example, most cancer cells develop resistance to apoptotic death caused by drugs or natural defenses of the human body. Our research is geared towards identifying the means by which apoptosis can be affected and manipulated depending on the need.

If the need is to protect healthy tissues against an external event such as exposure to nuclear radiation, we attempt to suppress apoptosis in those healthy tissues, thereby imitating the apoptotic-resistant tendencies displayed by cancer cells. A drug with this effect would also be useful in ameliorating the often severe side effects of anticancer drugs and radiation that cause collateral damage to healthy tissues during cancer treatment. Because the severe side effects of anticancer drugs and radiation often limit their dosage in cancer patients, an apoptosis suppressant drug may enable a more aggressive treatment regimen using anticancer drugs and radiation and thereby increase their effectiveness.

On the other hand, if the need is to kill cancerous cells, we focus our research efforts on restoring apoptotic mechanisms that are suppressed in tumors so that those cancerous cells will once again become vulnerable to apoptotic death. In this regard, we believe that our drug candidates could have significant potential for improving and becoming vital to the treatment of cancer patients.

Our Products and Technology

Through our R&D, and our strategic partnerships, we have established a technological foundation for the development of new pharmaceuticals and their rapid preclinical evaluation. We have acquired rights to develop and commercialize the following prospective drugs:

•
Protectans are modified proteins of microbes and tumors that protect cells from apoptosis, and which therefore have a broad spectrum of potential applications. These potential applications include both non-medical applications such as protection from exposure to radiation, whether as a result of military or terrorist action or as a result of a nuclear accident, as well as medical applications such as reducing cancer treatment toxicities.

•
Curaxins are small molecules designed to kill tumor cells by simultaneously targeting two regulators of apoptosis. Initial test results indicate that curaxins can be effective against a number of malignancies, including hormone-refractory prostate cancer, renal cell carcinoma, or RCC (a highly fatal form of kidney cancer), and soft-tissue sarcoma.

In the area of radiation protection, we have achieved high levels of protection in animal models. With respect to cancer treatment, the biology of cancer is such that there is no single drug that can be successfully used to treat 100% or even 50% of all cancer patients. This means that there likely will be a need for additional anticancer drugs for each type of cancer.

These drug candidates demonstrate the value of our scientific foundation. Based on the expedited approval process currently available for non-medical applications such as protection from exposure to radiation, our most advanced drug candidate, Protectan CBLB502, may be approved for such applications within 24 months. Another drug candidate, Curaxin CBLC102, demonstrated activity and safety in a Phase IIa clinical trial concluded in late 2008.

Our Industry

CBLI is a biotechnology, or biotech, company focused on developing cancer treatment, tissue protection and biodefense drugs. Historically, biotech was defined by newly discovered “genetic engineering” technology, which was first developed in universities and new startup biotech companies in the mid-1970s. Later, other technologies (based on a constant flow of discoveries in the field of biology) started playing a leading role in biotech development. Medicine, and specifically drug development, is a lucrative field for use of these technologies. Large pharmaceutical, or Pharma, companies joined the biotech arena through licensing, sponsored research, and corporate agreement relationships. Today biotech is a $296 billion industry (based on total market capitalization) and includes large companies such as Amgen, Inc. and Genentech, Inc.

The traditional biotech business model is a derivative of the long drug development process. Typical biotech companies go through the following stages:

•	During the first stage, biotech companies fund their development through equity or debt financings while conducting R&D, which culminates in phased drug trials.

•
During the second stage, when their lead drug candidates enter the drug trials, biotech companies may start licensing their drug candidates to Pharma companies in order to (1) generate revenue, (2) gain access to additional expertise, and (3) establish relations with Pharma companies in the market who can eventually take a leading role in distributing successful drugs.

•	At the most advanced stage, biotech companies generate revenues by selling drugs or other biotech products to consumers or through alliances of equals.

The Project BioShield Act, which was signed into law in July 2004, allocated $5.6 billion over ten years to fund the research, development and procurement of drugs, biological products or devices to treat or prevent injury from exposure to biological, chemical, radiological or nuclear agents as a result of a military, terrorist or nuclear attack. The legislation provides for a more expedited approval process by allowing for approval based on Phase I safety studies in humans and efficacy studies in two animal species (rodents and non-human primates) instead of Phase II and III human clinical trials. With the Project BioShield Act, biotech companies now have greater access to grants and contracts with the U.S. government. Several biotech companies have secured grants and contracts from the U.S. government to develop drugs and vaccines as medical countermeasures against potential terrorist attacks. For biotech companies focused on these types of drugs and vaccines, this type of funding, together with the modified Food and Drug Administration, or FDA, approval process, are major departures from the traditional biotech business model. The principal provisions of this law are to:

•	Facilitate R&D efforts of biomedical countermeasures by the National Institutes of Health;

•	Provide for the procurement of needed countermeasures through a special reserve fund of $5.6 billion over ten years; and

•	Authorize, under limited circumstances, the emergency use of medical products that have not been approved by the FDA.

Series D Private Placement

In a series of closings on each of February 13, 2009, March 20, 2009, and March 27, 2009, we consummated a transaction with various accredited investors in which we agreed to sell to the investors, in a private placement, Series D Preferred originally convertible into an aggregate of 3,877,386 shares of common stock, and Series D Warrants originally exercisable for an aggregate of 3,877,386 shares of our common stock. The transaction was consummated pursuant to Securities Purchase Agreements entered into on February 13, 2009, March 20, 2009, and March 27, 2009. The current conversion price of the Series D Preferred is $1.33 per share and the current exercise price of the Series D Warrants is $1.60 per share. As discussed in more detail below, the conversion price of the Series D Preferred is subject to certain automatic adjustments that will periodically increase the number of shares of common stock issuable upon conversion of the Series D Preferred. The aggregate purchase price paid by the investors for the Series D Preferred and the Series D Warrants was approximately $5,428,307. After related fees and expenses, we received net proceeds of approximately $4,460,000. We intend to use the proceeds for working capital purposes.

Garden State Securities, Inc., or GSS, served as exclusive placement agent for the transaction. In consideration for its services, GSS and its designees (including designees of GSS’s sub-agents) received Common Stock Purchase Warrants (“Agent Warrants”) to purchase 387,736 shares of common stock. GSS and its sub-agents also received cash compensation equal to 10% of the aggregate offering amount in the transaction.

In the aggregate, the Series D Preferred, the Series D Warrants, and the Agent Warrants issued in the transaction were convertible into and exercisable for, as of the date of the final closing on March 27, 2009, 8,142,508 shares of common stock (subject to certain automatic adjustments with respect to the Series D Preferred, and certain other adjustments with respect to the Series D Preferred, the Series D Warrants, and the Agent Warrants for events such as stock splits, stock dividends, reclassifications or similar events). Nasdaq Marketplace Rule 5635(d) (formerly Nasdaq Marketplace Rule 4350(i)(1)(D)(ii)) requires that, for the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance, for less than the greater of book or market value of the common stock, we must obtain stockholder approval for the issuance. Accordingly, the conversion of the Series D Preferred and the exercise of the Series D Warrants and Agent Warrants into common stock by their respective holders was submitted for approval and was approved by our stockholders at our 2009 annual stockholders meeting on June 25, 2009. Our stockholders also approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 80,000,000, which was filed with the Secretary of State of Delaware on June 25, 2009.

The conversion price of the Series D Preferred is subject to automatic adjustments pursuant to Section 6(b) of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), which provides that (i) on the six month anniversary of the original issue date (i.e., August 13, 2009, or the “Initial Adjustment Date”), the conversion price of $1.40 reduced to equal 95% of the then conversion price (i.e., $1.40 * 0.95 = $1.33), and (ii) on each three month anniversary of the Initial Adjustment Date until maturity of the Series D Preferred, the then conversion price shall be reduced by the product of (a) the initial conversion price of the Series D Preferred ($1.85) and (b) 2.5%, thus equating to a reduction of $0.05 (i.e., $1.85 * .025) on each three month anniversary of the Initial Adjustment Date. The references to conversion prices of $1.40 and $1.85 in the foregoing calculations related to the fact that the conversion price of the Series D Preferred was reduced from $1.85 to $1.40 between the time of the first closing on February 13, 2009 and the time of the second closing on March 20, 2009. The reduction of the conversion price of the Series D Preferred from $1.40 to $1.33 on August 13, 2009 caused the number of shares of common stock underlying the Series D Preferred to increase from 3,877,386 to 4,081,515 as of that date. Based on this reduction in conversion price and conversions of Series D Preferred that have occurred to date, there are 8,196,261 shares of common stock underlying the Series D Preferred, Series D Warrants, and Agent Warrants as of the date hereof.

Notwithstanding the conversion rights and exercise rights of the holders of Series D Preferred, Series D Warrants, and Agent Warrants, we may not issue any shares of common stock in conversion of the Series D Preferred or in exercise of any Series D Warrant or Agent Warrant if the conversion or exercise would cause the applicable holder to beneficially own a number of shares of common stock that exceeds 9.99% of the number of shares of common stock outstanding after giving effect to the conversion or exercise.

 In connection with obtaining stockholder approval of the foregoing issuances, on February 13, 2009, we entered into a Voting Agreement with our directors, executive officers and the Cleveland Clinic Foundation, a large stockholder, and subsequently, on March 20, 2009, we entered into a Voting Agreement with certain additional stockholders.  Each of the counterparties to the Voting Agreements agreed to vote in favor of authorizing the issuance of the shares of common stock underlying all of the Series D Preferred, the Series D Warrants, and the Agent Warrants. In the aggregate, these counterparties to the Voting Agreements held approximately 33% of all votes entitled to be cast as of the record date.

In connection with the Securities Purchase Agreements, we also entered into Registration Rights Agreements with the investors, dated as of February 13, 2009, March 20, 2009, and March 27, 2009 (the “Series D Registration Rights Agreements”). Under the Series D Registration Rights Agreements, we granted the investors certain registration rights with respect to common stock issuable upon conversion of the Series D Preferred and exercise of the Series D Warrants. In addition, pursuant to the Selling Agent Agreement (the “Agent Agreement”) we entered into with GSS, recipients of the Agent Warrants could request to have the shares underlying their Agent Warrants included in this registration statement (but such shares were subject to cutbacks from registration prior to the shares underlying the Series D Preferred and Series D Warrants if a reduction in the registration was required by the Securities and Exchange Commission). This registration statement is being filed to satisfy the registration rights granted under the Series D Registration Rights Agreements and the Agent Agreement, and with respect thereto, covers 4,070,238 shares issuable upon conversion or exercise of Series D Preferred and Series D Warrants.

Our Information

We were incorporated in Delaware in June 2003. On July 21, 2006, our stock began trading on the Nasdaq Capital Market under the symbol “CBLI”. Our principal executive offices are located at 73 High Street, Buffalo, New York 14203 and our telephone number is (716) 849-6810. Our website is located at http://www.cbiolabs.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information on our website as part of this prospectus.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission, or SEC, on March 30, 2009, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed after such Annual Report. Any of the risks we have described could materially adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Further, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us, or that we currently believe are not material, could also materially adversely affect our business, financial condition or operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. The words “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate” and similar expressions used in this prospectus or incorporated in this prospectus by reference that do not relate to historical facts are intended to identify forward-looking statements. These statements are only predictions. You should not place undue reliance on these forward-looking statements. By way of example, statements regarding the following subjects are forward-looking by their nature:

•	statements as to the anticipated timing of clinical tests and other business developments;

•	statements as to the development of new products and the commercialization of products;

•	expectations as to the adequacy of our cash balances to support our operations for specified periods of time and as to the nature and level of cash expenditures; and

•	expectations as to the market opportunities for our drug candidates as well as our ability to take advantage of those opportunities.

The forward-looking statements are based on management’s beliefs, plans, expectations and assumptions and on information available to us as of the time such statements were made. These beliefs, plans, expectations and assumptions can change as a result of many possible events or factors, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

The forward-looking statements in this prospectus or incorporated in this prospectus by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include, but are not limited to, any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or in any supplement to this prospectus. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position and results of operations could differ materially from those expressed in any forward-looking statements made by us. Readers are therefore cautioned not to place undue reliance on forward-looking statements. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

       All proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders, although we will receive proceeds from the exercise in cash of the Series D Warrants and the Agent Warrants for common stock. We intend to use the proceeds from the exercise of the Series D Warrants and the Agent Warrants for working capital purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are issuable upon conversion or exercise of the Series D Preferred and Series D Warrants. For additional information regarding the issuance of the Series D Preferred, and the issuance of the Series D Warrants and the Agent Warrants in connection therewith, see the section titled “Series D Private Placement” under the “Prospectus Summary” section of this prospectus. We are registering the shares of common stock to satisfy registration rights that we have granted to the selling stockholders, and in order to permit the selling stockholders to offer the shares for resale from time to time. Except for their ownership of the Series D Preferred or Series D Warrants, or as otherwise set forth below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The column titled “Shares of Common Stock Owned Before the Offering” lists the number of shares of common stock owned by each selling stockholder as of August 27, 2009, assuming conversion of all preferred stock and exercise of all warrants and options, including conversion of all Series D Preferred and exercise of all Series D Warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise. The column titled “Shares of Common Stock Being Offered” lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders (i.e., the shares of common stock underlying their Series D Preferred or Series D Warrants, as applicable). Unless the footnotes to the selling stockholders table specifically provide otherwise, “Shares of Common Stock Being Offered” only includes shares of common stock underlying Series D Preferred (and not shares of common stock underlying Series D Warrants). The column titled “Shares of Common Stock Owned Upon Completion of the Offering” lists the shares of common stock owned by each selling stockholder, assuming the shares of common stock underlying the Series D Preferred or Series D Warrants that are listed under “Shares of Common Stock Being Offered” have been sold, and the column titled “Percentage of Common Stock Outstanding Upon Completion of the Offering” provides the percentage owned by each selling stockholder of all shares of common stock outstanding, assuming the same.

This prospectus covers the resale of 3,855,951 shares of common stock issuable upon conversion of the Series D Preferred at the current conversion price of $1.33 per share, and 214,287 shares of common stock issuable upon exercise of Series D Warrants.

The table below has been prepared based upon information regarding the selling stockholders as of August 27, 2009. Because the conversion price of the Series D Preferred and the exercise prices of the Series D Warrants are subject to adjustment for events such as dilutive issuances, stock splits, stock dividends, reclassifications or similar events, the number of shares of common stock that will actually be issued upon conversion of the Series D Preferred or exercise of the Series D Warrants may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Series D Certificate of Designation and the Series D Warrants, a selling stockholder may not convert the Series D Preferred, or exercise the Series D Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock that exceeds 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Series D Preferred that have not been converted, shares of common stock issuable upon exercise of the Series D Warrants or the Agent Warrants that have not been exercised, and shares of common stock issuable upon conversion or exercise of any other securities subject to an analogous limitation on conversion or exercise. The entries in the table below do not reflect this limitation.  The selling stockholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

Name and Address of Selling Stockholder	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned Upon Completion of the Offering	Percentage of Common Stock Outstanding Upon Completion of the Offering (1)
Jan Arnett (2) 7 Longwood Road Sands Point, New York 11050	109,964	56,391	53,573	*

Berdon Ventures LLC (3) 37 Westerleigh Road Purchase, New York 10577	472,177	225,564	246,613	1.48%

Guy Michael Dart (4) 834 Devon Avenue Los Angeles, California 90024	109,964	56,391	53,573	*

Michael N. Emmerman (5) 151 East 63rd Street New York, New York 10065	363,911	135,339	228,572	1.38%

Jonathan Kamen (6) #1 Sunnyside Road Greenville, Delaware 19807	146,617	75,188	71,429	*

Lindsay E. Dart Separate Property Trust (7) 1080 Wisconsin Avenue NW Washington, D.C. 20007	73,309	37,594	35,715	*

Lindsay Dart Lincoln TTEE, Lindsay E. Dart Separate Property Trust (8) 1080 Wisconsin Avenue NW Washington, D.C. 20007	36,655	18,797	17,858	*

Richard and Arline McGowan, JTWROS (9) 25 Dawn Drive Westport, Connecticut 06880	624,450	278,196	346,254	2.07%

Martin H. Meyerson (10) 19500 Turnberry Way Aventura, Florida 33180	164,118	75,188	88,930	*

J.S.A. Investments, LLC (11) 19500 Turnberry Way Aventura, Florida 33180	245,910	37,594	208,316	1.25%

William F. Quirk Jr. (12) 10 Water Witch Crossing Savannah, Georgia 31411	439,851	225,564	214,287	1.29%

Lorin Wels (13) 133 Lakeview Drive Old Tappan, New Jersey 07675	149,221	76,542	72,679	*

Iroquois Master Fund Ltd. (14) 641 Lexington Avenue, 26th Floor New York, New York 10022	263,851	71,429	192,422	1.16%

Greenwich Growth Fund Limited (15) P.O. Box HM 2257 Hamilton HM JX, Bermuda	146,617	75,188	71,429	*

Cranshire Capital, L.P. (16) 31 Dundee Road, Suite 703 Northbrook, Illinois 60062	285,234	142,858	142,376	*

JPMCC FBO Stuart Schapiro JPMCC Master Defined Cont Money Purchase Pension Plan (17) 41 Winged Foot Drive Larchmont, New York 10538	80,309	37,594	42,715	*

Marschall-Cook-Critchley Family Ventures, F.L.P. (18) P.O. Box 1039 Grantham, New Hampshire 03753	36,655	18,797	17,858	*

George L. Black Jr. Trust (19) 4631 Lane Road Zephyrhills, Florida 33541	29,324	15,038	14,286	*

Brad DeHaan (20) 1605 Vandyk Road Lynden, Washington 98264	13,601	6,993	6,608	*

Frank C. Heyman (21) 8458 Jardin Way Sandy, Utah 84093	37,974	19,474	18,500	*

Michael Silver and Lori Silver JT TEN (22) 216 Maison Court Elmhurst, Illinois 60126	29,324	15,038	14,286	*

Steven E. Slawson (23) 19 Sawmill Road Lebanon, New Jersey 08833	73,309	37,594	35,715	*

Old Kings Capital LP (24) 9 Old King's Highway South Dorien, Connecticut 06820	58,081	29,775	28,306	*

Vertical Partners LP (25) 9 Old King's Highway South Dorien, Connecticut 06820	157,305	80,677	76,628	*

Zanett Opportunity Fund Ltd. (26) 635 Madison Avenue, 15th Floor New York, New York 10022	175,047	75,188	99,859	*

Robert Brous (27) 4 Kings Terrace Road Kings Point, New York 11024	70,948	30,076	40,872	*

CRCK IV, LLC (28) 101 Park Avenue, 23rd Floor New York, New York 10178	1,466,166	751,880	714,286	4.16%

Entrust NE FBO Walter Schenker A/C 1374 (29) 13 Rockland Terrace, Suite 300 Verona, New Jersey 07044	73,309	37,594	35,715	*

Susan Schenker (30) 105 Windsor Drive Pine Brook, New Jersey 07058	73,309	37,594	35,715	*

Walter Schenker (31) 105 Windsor Drive Pine Brook, New Jersey 07058	73,309	37,594	35,715	*

TCMP3 Partners (32) 7 Century Drive, Suite 201 Parsippany, New Jersey 07054	476,345	112,782	363,563	2.16%

James W. Harpel (33) 1102 North Ocean Boulevard Palm Beach, Florida 33480	645,114	330,828	314,286	1.87%

James W. Harpel, Jr. Trust 40 (34) 1102 North Ocean Boulevard Palm Beach, Florida 33480	58,648	30,076	28,572	*

Anthony C. Harpel Trust 40 (35) 1102 North Ocean Boulevard Palm Beach, Florida 33480	102,632	52,632	50,000	*

Jed F. Fisher (36) 3925 Savannah Pass Mishawaka, Indiana 46545	18,328	9,399	8,929	*

Ronald Lukas (37) 135 Pueblo Court Frankfort, Illinois 60423	121,693	62,407	59,286	*

Frank Decarolis IRA FCC as Custodian (38) 5 Hill Drive Oyster Bay, New York 11771	29,324	15,038	14,286	*

Robert H. Cohen (39) 2 Hickory Lane Scarsdale, New York 10583	955,836	375,940	579,896	3.42%

John G. Manos Living Trust U/A/D - 7/21/04 (40) 85 Prospect Street South Easton, Massachusetts 02375	51,316	26,316	25,000	*

Philip Patt and Maxine Patt JTWROS (41) 938 Stoney Run Drive West Chester, Pennsylvania 19382	176,266	75,188	101,078	*

Thomas R. Ulie (42) P.O. Box 814 Mercer Island, Washington 98040	219,925	112,782	107,143	*

Miriam Koryn (43) 2406 Theall Road Rye, New York 10580	73,309	37,594	35,715	*

Michael B. Pisani (44) 1290 Club House Road Gladwyne, Pennsylvania 19035	20,527	10,527	10,000	*

*    Less than 1%.

(1)	Except as otherwise required by Rule 13d-3 under the Exchange Act, this percentage ownership is based on 16,457,598 shares of common stock outstanding as of August 24, 2009.

(2)	Shares of common stock owned before the offering includes 56,391 shares of common stock underlying Series D Preferred and 53,573 shares of common stock underlying Series D Warrants.

(3)
Shares of common stock owned before the offering includes (i) 32,327 shares of common stock underlying a warrant to purchase common stock (a “Series B Warrant”), issued in connection with our sale of Series B Convertible Preferred Stock (“Series B Preferred”), held by F Berdon Co. LP, and (ii) 225,564 shares of common stock underlying Series D Preferred and 214,286 shares of common stock underlying a Series D Warrant held by Berdon Ventures LLC. Frederick Berdon exercises voting and dispositive control over these shares.

(4)	Shares of common stock owned before the offering includes 56,391 shares of common stock underlying Series D Preferred and 53,573 shares of common stock underlying Series D Warrants.

(5)
Shares of common stock owned before the offering includes 100,000 shares of common stock, 135,339 shares of common stock underlying Series D Preferred, and 128,572 shares of common stock underlying a Series D Warrant.

(6)	Shares of common stock owned before the offering includes 75,188 shares of common stock underlying Series D Preferred and 71,429 shares of common stock underlying a Series D Warrant.

(7)
Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant. Lindsay Dart Lincoln exercises voting and dispositive control over these shares.

(8)
Shares of common stock owned before the offering includes 18,797 shares of common stock underlying Series D Preferred and 17,858 shares of common stock underlying a Series D Warrant. Lindsay Dart Lincoln exercises voting and dispositive control over these shares.

(9)
Shares of common stock owned before the offering includes 81,968 shares of common stock, 278,196 shares of common stock underlying Series D Preferred, and 264,286 shares of common stock underlying a Series D Warrant.

(10)
Shares of common stock owned before the offering includes 7,500 shares of common stock, 75,188 shares of common stock underlying Series D Preferred and 71,430 shares of common stock underlying Series D Warrants owned by Martin H. Meyerson, and 10,000 shares of common stock owned by Martin H. Meyerson IRA.

(11)
Shares of common stock owned before the offering includes 40,000 shares of common stock, 30,238 shares of common stock underlying Series B Preferred, 92,363 shares of common stock underlying Series B Warrants, 37,594 shares of common stock underlying Series D Preferred, and 35,715 shares of common stock underlying a Series D Warrant owned by J.S.A. Investments, LLC, and 10,000 shares of common stock owned by J.A. Meyerson IRA. J.A. Meyerson exercises voting and dispositive control over these shares.

(12)	Shares of common stock owned before the offering includes 225,564 shares of common stock underlying Series D Preferred and 214,287 shares of common stock underlying Series D Warrants.

(13)	Shares of common stock owned before the offering includes 76,542 shares of common stock underlying Series D Preferred and 72,679 shares of common stock underlying a Series D Warrant.

(14)
Shares of common stock owned before the offering includes 192,422 shares of common stock underlying a Series B Warrant and 71,429 shares of common stock underlying a Series D Warrant. Shares of common stock being offered includes the 71,429 shares of common stock underlying a Series D Warrant. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

(15)
Shares of common stock owned before the offering includes 75,188 shares of common stock underlying Series D Preferred and 71,429 shares of common stock underlying a Series D Warrant. Don Dunstan, Deborah Paterson and J.P. Furey exercise voting and dispositive control over these shares.

(16)
Shares of common stock owned before the offering includes 67,188 shares of common stock, 75,188 shares of common stock underlying Series D Preferred and 142,858 shares of common stock underlying Series D Warrants. Shares of common stock being offered includes the 142,858 shares of common stock underlying Series D Warrants. Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(17)
Shares of common stock owned before the offering includes 7,000 shares of common stock, 37,594 shares of common stock underlying Series D Preferred, and 35,715 shares of common stock underlying a Series D Warrant. Stuart Schapiro exercises voting and dispositive control over these shares.

(18)
Shares of common stock owned before the offering includes 18,797 shares of common stock underlying Series D Preferred and 17,858 shares of common stock underlying a Series D Warrant. June Louise Critchley exercises voting and dispositive control over these shares.

(19)
Shares of common stock owned before the offering includes 15,038 shares of common stock underlying Series D Preferred and 14,286 shares of common stock underlying a Series D Warrant. George L. Black Jr. exercises voting and dispositive control over these shares.

(20)	Shares of common stock owned before the offering includes 6,993 shares of common stock underlying Series D Preferred and 6,608 shares of common stock underlying a Series D Warrant.

(21)	Shares of common stock owned before the offering includes 19,474 shares of common stock underlying Series D Preferred and 18,500 shares of common stock underlying a Series D Warrant.

(22)	Shares of common stock owned before the offering includes 15,038 shares of common stock underlying Series D Preferred and 14,286 shares of common stock underlying a Series D Warrant.

(23)	Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant.

(24)
Shares of common stock owned before the offering includes 29,775 shares of common stock underlying Series D Preferred and 28,306 shares of common stock underlying a Series D Warrant. Goodnow Investment Group (“Goodnow”) is the investment manager of Old Kings Capital LP. Peter J. Gavey, in his role as Chief Compliance Officer of Goodnow, exercises voting and dispositive control over these shares.

(25)
Shares of common stock owned before the offering includes 80,677 shares of common stock underlying Series D Preferred and 76,628 shares of common stock underlying a Series D Warrant. Goodnow is the investment manager of Vertical Partners LP. Peter J. Gavey, in his role as Chief Compliance Officer of Goodnow, exercises voting and dispositive control over these shares.

(26)
Shares of common stock owned before the offering includes 28,430 shares of common stock, 75,188 shares of common stock underlying Series D Preferred, and 71,429 shares of common stock underlying a Series D Warrant. Zachary McAdoo, President and Director of Zanett Opportunity Fund, Ltd., exercises voting and dispositive control over these shares.

(27)
Shares of common stock owned before the offering includes 12,300 shares of common stock, 30,076 shares of common stock underlying Series D Preferred, and 28,572 shares of common stock underlying Series D Warrants.

(28)
Shares of common stock owned before the offering includes 751,880 shares of common stock underlying Series D Preferred and 714,286 shares of common stock underlying a Series D Warrant. Paul P. Tanico, Ellen H. Adams, and Maria Lamari Burden exercise voting and dispositive control over these shares.

(29)
Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant. Walter Schenker exercises voting and dispositive control over these shares.

(30)	Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant.

(31)	Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant.

(32)
Shares of common stock owned before the offering includes 22,324 shares of common stock, 78,618 shares of common stock underlying Series B Preferred, 155,478 shares of common stock underlying Series B Warrants, 112,782 shares of common stock underlying Series D Preferred and 107,143 shares of common stock underlying a Series D Warrant. Walter Schenker and Steven Slawson exercise voting and dispositive control over these shares.

(33)	Shares of common stock owned before the offering includes 330,828 shares of common stock underlying Series D Preferred and 314,286 shares of common stock underlying Series D Warrants.

(34)
Shares of common stock owned before the offering includes 30,076 shares of common stock underlying Series D Preferred and 28,572 shares of common stock underlying a Series D Warrant. James W. Harpel, trustee, exercises voting and dispositive control over these shares.

(35)
Shares of common stock owned before the offering includes 52,632 shares of common stock underlying Series D Preferred and 50,000 shares of common stock underlying a Series D Warrant. James W. Harpel, trustee, exercises voting and dispositive control over these shares.

(36)	Shares of common stock owned before the offering includes 9,399 shares of common stock underlying Series D Preferred and 8,929 shares of common stock underlying a Series D Warrant.

(37)	Shares of common stock owned before the offering includes 62,407 shares of common stock underlying Series D Preferred and 59,286 shares of common stock underlying a Series D Warrant.

(38)
Shares of common stock owned before the offering includes 15,038 shares of common stock underlying Series D Preferred and 14,286 shares of common stock underlying a Series D Warrant. Frank Decarolis exercises voting and dispositive control over these shares.

(39)
Shares of common stock owned before the offering includes 59,785 shares of common stock, 107,990 shares of common stock underlying Series B Preferred, 54,978 shares of common stock underlying a Series B Warrant, 375,940 shares of common stock underlying Series D Preferred and 357,143 shares of common stock underlying a Series D Warrant.

(40)
Shares of common stock owned before the offering includes 26,316 shares of common stock underlying Series D Preferred and 25,000 shares of common stock underlying a Series D Warrant. Each of Dorothy Mason and John Manos have the individual authority to exercise voting and dispositive control over these shares.

(41)
Shares of common stock owned before the offering includes 29,648 shares of common stock, 75,188 shares of common stock underlying Series D Preferred and 71,430 shares of common stock underlying Series D Warrants.

(42)	Shares of common stock owned before the offering includes 112,782 shares of common stock underlying Series D Preferred and 107,143 shares of common stock underlying a Series D Warrant.

(43)	Shares of common stock owned before the offering includes 37,594 shares of common stock underlying Series D Preferred and 35,715 shares of common stock underlying a Series D Warrant.

(44)	Shares of common stock owned before the offering includes 10,527 shares of common stock underlying Series D Preferred and 10,000 shares of common stock underlying a Series D Warrant.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transaction through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this or another prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois.

EXPERTS

The financial statements as of and for the years ended December 31, 2008 and 2007, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of Meaden & Moore, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any other documents we file with the SEC in the future (other than, in all cases, the portions of those documents deemed to be “furnished” to, and not “filed” with, the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities that may be offered by this prospectus is completed:

•
our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009 (including the portions of our definitive Proxy Statement on Schedule 14A incorporated therein by reference);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 14, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 13, 2009;

•	our Current Report on Form 8-K, filed with the SEC on February 17, 2009;

•	our Current Report on Form 8-K, filed with the SEC on March 23, 2009;

•	our Current Report on Form 8-K, filed with the SEC on March 30, 2009;

•	our Current Report on Form 8-K, filed with the SEC on April 9, 2009;

•	our Current Report on Form 8-K, filed with the SEC on June 26, 2009; and

•	the description of our common stock contained on Form 8-A, filed with the SEC on July 20, 2006.

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the above address. Please call 1-800-SEC-0330 for further information on the operations of the Public Reference Room and copying charges.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
Phone: (716) 849-6810
Attention: John A. Marhofer, Jr., Chief Financial Officer

4,070,238 Shares

CLEVELAND BIOLABS, INC.

Common Stock, $0.005 Par Value

PROSPECTUS

____________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses. All amounts are estimates except the SEC registration fee.

SEC registration fee		$2,310.91
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous expense	$
Total	$

INDEMNIFICATION

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, CBLI’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to CBLI or its stockholders to the fullest extent permitted by the DGCL .

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. CBLI’s Certificate of Incorporation contains provisions that provide for indemnification of officers and directors and each person who is or was serving at the request of CBLI as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

CBLI maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 2003**

3.2	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on February 25, 2005**

3.3	Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 8, 2005**

3.4	Second Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 30, 2006**

3.5	Third Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 25, 2009******

3.6	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, dated March 16, 2007***

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009*****

3.8	Second Amended and Restated By-Laws****

4.1	Form of Specimen Common Stock Certificate*

4.2	Form of Warrants issues to designees of Sunrise Securities Corp., dated March 2005*

4.3	Form of Warrants issued to underwriters**

4.4	Warrant to Purchase Common Stock issued to ChemBridge Corporation, dated April 27, 2004*

4.5	Form of Series B Warrant***

4.6	Form of Series C Warrant***

4.7	Form of Common Stock Purchase Warrant*****

5.1	Opinion of Katten Muchin Rosenman LLPÆ

10.1
Selling Agent Agreement, dated December 24, 2008, by and between Cleveland BioLabs, Inc. and Garden State Securities, Inc., as amended by that certain First Amendment thereto dated as of February 13, 2009, and as further amended by that certain Second Amendment thereto dated March 12, 2009.

23.1	Consent of Meaden & Moore, Ltd.

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)Æ

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).
**	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).
***	Incorporated by reference to Form 8-K as filed on March 19, 2007.
****	Incorporated by reference to Form 8-K as filed on December 5, 2007.
*****	Incorporated by reference to Form 8-K as filed on March 30, 2009.

******	Incorporated by reference to Form 8-K as filed on June 26, 2009.
Æ	To be filed by amendment.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

        (2)         That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, Erie County, State of New York, on the 27th day of August, 2009.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Michael Fonstein
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Fonstein	Chief Executive Officer, President and Director	August 27, 2009
Michael Fonstein	(Principal Executive Officer)

/s/ John A. Marhofer, Jr.	Chief Financial Officer	August 27, 2009
John A. Marhofer, Jr.	(Principal Financial and Accounting Officer)

*	Director	August 27, 2009
James Antal

*	Director	August 27, 2009
Paul DiCorleto

*	Chief Scientific Officer and Director	August 27, 2009
Andrei Gudkov

*	Director, Chairman of the Board	August 27, 2009
Bernard L. Kasten

*	Chief Operating Officer, Secretary and Director	August 27, 2009
Yakov Kogan

*	Director	August 27, 2009
H. Daniel Perez

*By: /s/ John A. Marhofer, Jr.
John A. Marhofer, Jr. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 2003**

3.2	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on February 25, 2005**

3.3	Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 8, 2005**

3.4	Second Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 30, 2006**

3.5	Third Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on June 25, 2009******

3.6	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, dated March 16, 2007***

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated February 13, 2009*****

3.8	Second Amended and Restated By-Laws****

4.1	Form of Specimen Common Stock Certificate*

4.2	Form of Warrants issues to designees of Sunrise Securities Corp., dated March 2005*

4.3	Form of Warrants issued to underwriters**

4.4	Warrant to Purchase Common Stock issued to ChemBridge Corporation, dated April 27, 2004*

4.5	Form of Series B Warrant***

4.6	Form of Series C Warrant***

4.7	Form of Common Stock Purchase Warrant*****

5.1	Opinion of Katten Muchin Rosenman LLPÆ

10.1
Selling Agent Agreement, dated December 24, 2008, by and between Cleveland BioLabs, Inc. and Garden State Securities, Inc., as amended by that certain First Amendment thereto dated as of February 13, 2009, and as further amended by that certain Second Amendment thereto dated March 12, 2009.

23.1	Consent of Meaden & Moore, Ltd.

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)Æ

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).
**	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).
***	Incorporated by reference to Form 8-K as filed on March 19, 2007.

****	Incorporated by reference to Form 8-K as filed on December 5, 2007.
*****	Incorporated by reference to Form 8-K as filed on March 30, 2009.
******	Incorporated by reference to Form 8-K as filed on June 26, 2009.
Æ	To be filed by amendment.